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                                                                    EXHIBIT 23.1

                               [NSAI LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     We hereby consent to the references to Netherland, Sewell & Associates, Inc. and to the use of its reports regarding the Burlington Resources Coal Seam Gas Royalty Trust proved reserves and estimated Section 29 tax credits in the Annual Report on Form 10-K for the year ended December 31, 1998, to be filed by the Burlington Resources Coal Seam Royalty Trust with the Securities and Exchange Commission.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:  /s/ FREDERIC D. SEWELL
                                 ---------------------------------------------
                                   Frederic D. Sewell
                                   Senior Vice President


Dallas, Texas
April 15, 1999